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                                                                    EXHIBIT 10.5



                 AGREEMENT TO PROVIDE MEDICAL AND MENTAL HEALTH
                                    SERVICES

                                    BETWEEN

                     CAREER SYSTEMS DEVELOPMENT CORPORATION

                                      AND

                        MHM CORRECTIONAL SERVICES, INC.


THIS AGREEMENT is entered into the 1st day of February 2000, by and between MHM CORRECTIONAL SERVICES, INC. duly authorized by law and transact business in the State of Florida (hereinafter referred to as "MHM"), and CAREER SYSTEMS DEVELOPMENT CORPORATION, (hereinafter referred to as "CSD").

WHEREAS, CSD, is under contract with the Florida Department of Juvenile Justice to operate the Marion Youth Development Center (hereinafter referred to as "MYDC") in Ocala, Florida, and CSD desires to engage MHM to provide certain services as more fully described below, and MHM desires to provide such services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual promises and agreements hereinafter set forth, the parties hereby agree as follows:

1. Scope of Services: MHM shall utilize its best efforts to provide the medical and mental health services and professionals on-site to the CSD facility located in Ocala, Florida as described in MHM's proposal letter dated January 25, 2000, (revised 1/31/00) and included herein as Exhibit A.

2. Independent Contractor: In the performance of the Services, and for all tax, liability, and insurance purposes, MHM shall at all times be an independent contractor and not an agent, representative, or employee of CSD, or the Florida Department of Juvenile Justice.

3. Compensation: CSD agrees to pay MHM for services rendered according to the rate structure described in Exhibit A. MHM will provide to CSD an invoice, in approved form, before the 15th of each month for

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         services rendered during the previous month: The invoice will include
         MHM employees/subcontractors names, titles, actual hours worked, direct rate per hour, fringe benefits rate per hour (if applicable), management fee, and total amount due. According to Exhibit A, it is anticipated that only the nurses are employees of MHM and are paid fringe benefits by MHM. CSD shall endeavor to pay approved invoices within 30 days of receipt.

4. Term of Agreement: This agreement shall be effective as of the date set forth above and shall be coterminous (02/01/00-01/31/03) with the MYDC agreement between CSD and the Florida Department of Juvenile Justice. Either party shall have the right to terminate this Agreement at any time for its convenience, with thirty (30) days' prior written notice to the other party.

5. Screening: MHM acknowledges and agrees that MHM, including employees subcontractors of MHM, shall be subject to customary background investigations and while on the premises of any CSD facility, MHM and MHM's personnel shall be subject to, and agree to comply with, rules pertaining or related to safety and security, including spoken directives of CSD's facility staff.

6. Licenses, Certifications, and Insurance: MHM agrees to maintain for the duration of this Agreement all licenses certifications and permits applicable to services delivered. MHM further agrees to maintain insurance during the term of this Agreement in amounts and of types reasonably protective of the respective interest of the parties, and in any event, in amounts and of types as follows:

         a) Workers' compensation insurance in amounts established by State law;

         b) Comprehensive general liability insurance on an occurrence basis, broad form, in the amount of $1,000,000.00 per occurrence, $3,000,000.00 aggregate;

         C) Professional liability insurance in the amount of $1,000,000.00 per occurrence, $1,000,000.00 aggregate

         MHM will provide a Certificate of Insurance to CSD as proof that the above listed coverages are in place for MHM employees and subcontractors.

7. Idemnifications: MHM agrees that it will indemnify and hold harmless CSD and all of CSD's officers, agents, employees, or subcontractors from any claim, loss, damage, cost, charge, or expense arising out of or in connection with any act, action, neglect, or omission by MHM or any of its agents, members, representatives, employees, or subcontractors in connection with the performance of this Agreement, whether direct or

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         indirect. CSD shall have no responsibility or liability resulting from any criminal or intentional acts or omissions of MHM or any of its agents, members, representatives, employees, or subcontractors.

         CSD agrees that it will indemnify and hold harmless MHM and all of MHM's officers, agents, employees, or subcontractors from any claim, loss, damage, cost, charge or expense arising out of or in connection with any act, action, neglect, or omission by CSD or any of its agents, members, representatives, employees, or subcontractors in connection with the performance of this Agreement, whether direct or indirect. MHM shall have no responsibility or liability resulting from any criminal or intentional acts or omissions of CSD or any of its agents, members, representatives, employees or subcontractors.

8. Governing Law: This Agreement is governed by laws of the State of Florida and any disputes that arise herefrom shall be determined exclusively within the Florida courts.

9. Confidential Information: Both CSD and MHM agree not to disclose or in any way use, or allow any other person to disclose or use, confidential information of or concerning other party without the other party's express written consent. Confidential information includes, but is not limited to, cost and pricing data, financial data, methods of operation, and policies and procedures.

10. QA Performance Standards: MHM will be responsible for ensuring compliance with DJJ standards at MYDC.

11. DJJ Approval: Following execution by both parties, this Agreement is subject to review and approval by the Florida Department of Juvenile Justice.

IN WITNESS WHEREOF, the parties have caused the authorized representative of each to execute this Agreement on the day and year first above written.


MHM CORRECTIONAL                                CAREER SYSTEMS
SERVICES, INC:                                  DEVELOPMENT CORPORATION:

Signed:  /s/ ROBERT W. MAY                      Signed: /s/ CHARLES W. GRUNDMAN
        --------------------                           ------------------------

Name:     Robert W. May                         Name: Charles W. Grundman
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Title:   V-P, Development                       Title: President
      ----------------------                           -------------------------
Date:     2/2/00                                Date:         2/1/00
     -----------------------                         --------------------------

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